EXHIBIT 21, 1997 ANNUAL REPORT
                                               FORM 10-K, COMMISSION FILE


                         NEWPORT NEWS SHIPBUILDING INC.
                                  SUBSIDIARIES
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Subsidiaries of Newport News Shipbuilding Inc.                Place of                       Percent of
(Parent and Registrant)                                       Incorporation                  Voting Power
----------------------------------------------                --------------                 ------------
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NNS Delaware Management Company                               Delaware                           100%

Newport News Shipbuilding and Dry Dock Company                Virginia                           100%

NNS Tanker Holding Corporation                                Delaware                           100%

Continental Maritime of San Diego, Inc.                       California                         100%

Newport News Reactor Services, Inc.                           Virginia                           100%
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